                                                                    EXHIBIT (D)



                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1994-1 Monthly Statement
                      Class A Certificate CUSIP #25466KAG4
                      Class B Certificate CUSIP #25466KAH2


Trust Distribution Date: August 15, 1997       Due Period Ending: July 31, 1997

Pursuant to the Series Supplement dated as of August 24, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of
     Class Initial Investor Interest)

     Series  1994-1                           Total            Interest      Principal
     Class A  30 days at 6.700000000%   $1,005.583333333    $5.583333333   $1,000.000000000

     Class B  30 days at 6.900000000%   $1,005.750000000    $5.750000000   $1,000.000000000

2.   Principal Receivables at the end of the Due Period

 (a) Aggregate Investor Interest                       $12,012,638,676.00
     Seller Interest                                    $5,540,017,082.20

     Total Master Trust                                $17,552,655,758.20


 (b) Group One Investor Interest                        $9,912,638,676.00

 (c) Group Two Investor Interest                        $2,100,000,000.00

 (d) Series 1994-1 Investor Interest                                $0.00

 (e) Class A Investor Interest                                      $0.00

     Class B Investor Interest                                      $0.00

3.   Allocation of Receivables Collected During the Due Period

                                          Finance Charge     Principal               Yield
                                          Collections        Collections            Collections


 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation.      $206,812,370.60    $1,610,519,127.03            $0.00

     Seller:                              $89,268,331.77      $695,163,230.93            $0.00

 (b) Group One Allocation                $171,401,118.60    $1,334,759,517.03            $0.00

 (c) Group Two Allocation                 $35,411,252.00      $275,759,610.00            $0.00

 (d) Series 1994-1 Allocations             $4,411,602.46       $34,354,667.13            $0.00

 (e) Class A Allocations                   $4,204,345.97       $32,740,689.48            $0.00

     Class B Allocations                     $207,256.49        $1,613,977.65            $0.00


4.   Information Concerning the Series Principal Funding Accounts ("SPFA")

                          Deposits into the
                            SPFAs This         SPFA    Deposit Deficit   Investment
                            Due Period        Balance      Amount           Income
     Series 1994-1       $263,158,000.00       $0.00         0.00          $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                 Total Payments
                           Amount Paid        Deficit Amount     Through This
                         This Due Period      This Due Period    Due Period
     Series 1994-1       $263,158,000.00           $0.00         $263,158,000.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                          Deposits Into the
                                            SIFAs This
                                            Due Period            SIFA Balance
     Series 1994-1                        $1,471,491.83            $0.00

7.   Pool Factors

                                                       This Due Period
     Class A                                                0.00000000

     Class B                                                0.00000000

8.   Investor Charged-Off Amount

                                                                 Cumulative
                                                                  Investor
                                                                 Charged-Off
                                         This Due Period           Amount
 (a) Group One                           $66,117,723.76            $0.00

 (b) Group Two                           $13,659,837.21            $0.00

 (c) Series 1994-1                        $1,701,769.02            $0.00

 (d) Class A                              $1,621,820.14            $0.00

     Class B                                 $79,948.88            $0.00

9.   Investor Losses This Due Period

                                                               Per $1,000 of
                                                             Original Invested
                                                  Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1994-1                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period       Per $1,000 of
                                                           Original Invested
                                                 Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1994-1                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses         Per $1,000 of
                                                           Original Invested
                                                 Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1994-1                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

 (a) Group One                                           $16,959,661.13

 (b) Group Two                                            $3,500,000.00

 (c) Series 1994-1                                          $438,596.67

 (d) Class A                                                $416,666.67

     Class B                                                 $21,930.00


13.  Class Available Subordinated Amount at the end of the Due Period

                                                           As a Percentage
                                                              of Class A
                                               Total       Invested Amount
     Series 1994-1 Class B               $17,105,270.00         0.0000%

14.  Total Available Credit Enhancement Amounts

                                         Shared Amount      Class B Amount
     Maximum Amount                               $0.00    $9,210,530.00

     Available Amount                             $0.00    $9,210,530.00

     Amount of Drawings on Credit
      Enhancement for this Due Period             $0.00            $0.00



15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding   $17,830,375,466.48

                         Delinquent Amount   Percentage of Ending
     Payment Status      Ending Balance      Receivables Outstanding
     30-59 days           $515,457,833.99          2.89%

     60-179 days          $803,225,559.22          4.50%


                                     U.S. BANK NATIONAL ASSOCIATION
                                     as Trustee


                                   BY:
                                       ----------------------------

                                            Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1994-1 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of August 24, 1994 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-1 Master Trust Certificates for the Distribution Date occurring on August 15, 1997:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
      Period is equal to                                                         $2,601,763,060.35

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                             $32,740,689.48

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                       $4,204,345.97

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                      $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                        $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                              $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                        $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                          $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                  $258,374,999.98

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                              $1,613,977.65

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                         $207,256.49

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                      $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                        $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                              $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                        $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                          $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                   $13,611,951.00

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of August, 1997.



                          GREENWOOD TRUST COMPANY
                               as Master Servicer

                          By:
                             -------------------------
                          Vice President, Director of Accounting,
                          and Treasurer